Exhibit 10.2

AGREEMENT

This is an Agreement between:

( X ) TETRA Technologies, Inc.

( ) TETRA Applied Technologies, L.P.

( ) TETRA Production Testing Services, L.P.

( ) TETRA International

( ) TETRA Process Services, L.C.

( ) Maritech Resources, Inc.

which will be called “TETRA” in this Agreement,

AND

Geoffrey M. Hertel

who will be called “the EMPLOYEE” in this Agreement.

All of the above named companies and any unnamed company which is presently or may be in the future owned (in part or in whole), controlled and/or managed by TETRA Technologies, Inc. shall collectively be called “the TETRA companies”.

WITNESSETH:

TETRA and the Employee both agree to be bound by the following terms and conditions of employment.

1. TETRA and the EMPLOYEE agree that the EMPLOYEE will begin working for TETRA on 2/26/1993 (date) in the position of Senior Vice President or in such other position(s) in the future as TETRA may feel appropriate.

2. The EMPLOYEE acknowledges that TETRA is an “at will” employer. This means that TETRA has the right to promote, demote and/or terminate any TETRA employee with or without notice without having or giving any reason to the affected employee. Nothing contained in this Agreement or in any past, present or future written or spoken communication from TETRA should be interpreted to mean that TETRA is giving the EMPLOYEE any assurance of future employment. In addition, TETRA may at any time change personnel policies and employee benefit packages.

3. The EMPLOYEE may for any reason terminate employment at any time, with or without notice.

4. TETRA reserves the right to transfer the EMPLOYEE to any of the TETRA companies. In such an event, any and all accrued leave or other similar benefits shall be transferred to the “new” employer as if the EMPLOYEE had remained with the preceding TETRA employer.

5. While employed by TETRA, the EMPLOYEE shall not, under any circumstances, be directly or indirectly connected with or concerned in any other business which competes in any way with TETRA or any of the TETRA companies. This includes passive investments such as stock ownership.

6. The EMPLOYEE will from time to time during their employment with TETRA receive or produce confidential information in conjunction with their duties. The EMPLOYEE agrees to keep absolutely secret all such information which is not otherwise readily available to the general public – even after employment by TETRA ends. The EMPLOYEE agrees not to disclose this information or otherwise use the information at any time, either during or after his or her employment with TETRA, except as specifically directed by TETRA’s management. A few examples (but not an exhaustive list) of information which the EMPLOYEE must always keep secret are (1) TETRA’s manufacturing, engineering and scientific know-how, formulas, inventions, discoveries and improvements relating to TETRA’s products, services or operations, (2) TETRA’s customer lists or other customer information, (3) any and all financial information about TETRA including methods of pricing. In addition, the EMPLOYEE agrees to keep secret all information received from another company with which TETRA and its employees are bound by contact or a “secrecy or confidentiality agreement.”

7. If while employed by TETRA (whether “on-duty” or “off-duty”), the EMPLOYEE should invent, discover or improve any apparatus, machine, procedure or process or produce any original writing or other work (including computer software), the EMPLOYEE shall immediately notify TETRA of this fact. All such inventions, discoveries, improvements, writings and other works shall be the sole property of TETRA. The EMPLOYEE agrees that he or she will cooperate fully in assisting TETRA to copyright, patent or register such items and shall, as requested, sign such written assignments to TETRA of the EMPLOYEE’s rights to such inventions, discoveries, writings and other works.

8. Upon termination of employment with TETRA, whether voluntary or not, the EMPLOYEE shall immediately deliver to TETRA all written information (whether confidential or not), software or electronically stored data relating to TETRA’s products, services or operations which is in their possession or control. The EMPLOYEE shall also immediately return to TETRA any and all TETRA property of any kind in the EMPLOYEE’s possession or control.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

10. In the event that one or more of the provisions contained in this Agreement or any related document (including attachments) is held to be invalid, illegal or unenforceable in any respect by a court, the balance of the agreement between TETRA and the EMPLOYEE shall remain in full force.

TETRA and the EMPLOYEE have signed this Agreement on the date(s) shown below.

TETRA

By: /s/Kathleen M. Romoff

Title: Personnel Mgr.

Dated: 3/3/93

EMPLOYEE

/s/Geoffrey M. Hertel

Dated: 2/26/93

The following Attachments are a part of this Agreement:

( X ) None ( ) Attachment “A” ( ) Attachment “B”